                            CERTIFICATE OF CONVERSION

                       OF CINERGY MARKETING & TRADING, LLC

                                      INTO

                         CINERGY MARKETING & TRADING, LP

                 (Pursuant to Sections 17-206 and 17-217 of the
                Delaware Revised Uniform Limited Partnership Act)

     Cinergy Marketing & Trading,  LLC, a limited liability company (the "LLC"), does hereby certify to the following facts relating to the conversion of the LLC into a Delaware limited  partnership (the  "Conversion")  under the name Cinergy
Marketing & Trading, LP (the "Partnership"):

          1.  The  name  of the  LLC  immediately  prior  to the  filing  of the
     Certificate of Conversion to Limited  Partnership  (the  "Certificate")  is
     Cinergy Marketing & Trading, LLC.

          2. The date the LLC was  originally  formed is October 27,  1995.  The jurisdiction where the LLC was originally formed is Delaware.

          3. The  LLC's  jurisdiction  immediately  prior to the  filing of this
     Certificate is Delaware.

          4. The name of the  Partnership  as set  forth in its  Certificate  of
     Limited Partnership is Cinergy Marketing & Trading, LP.

          5. The effective  date of the  Conversion to a limited  partnership is
     12:00a.m. on January 1, 2002.

                                                   CINERGY GENERAL HOLDINGS, LLC
                                                   as General Partner

                                                   By:
                                                       ------------------------
                                                        R. Foster Duncan
                                                        Executive Vice President

Dated:  December 14, 2001